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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 8, 2001
(Date of earliest event reported)

Schuler Homes, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-32461	99-0351900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Fort Street Mall, 4th Floor
Honolulu, Hawaii 96813
(Address of principal executive offices) (Zip code)

(808) 521-5661
(Registrant's telephone number, including area code)

Schuler Holdings, Inc.
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information Exhibits.

  (c)
  Exhibits:

  99.1
  Home and lot closings and land position (including joint ventures) on a pro forma combined basis as of and for the year ended March 31, 2001.

  99.2
  Number of homes closed, average sales price of homes closed and backlog for Schuler Residential, Inc.

  99.3
  Number of homes closed, average sales price of homes closed and backlog for Western Pacific.

    References to "on a pro forma combined basis" give effect to the merger that was completed on April 3, 2001 which combined the businesses of Western Pacific Housing and Schuler Residential, Inc. as if the merger had occurred at the beginning of the period presented.

Item 9. Regulation FD Disclosure.

    Schuler Homes, Inc. (the "Company") is conducting an offering of notes primarily for the purpose of repaying certain existing indebtedness. The offering will be made by a private placement pursuant to Rule 144A. The offering will be limited to qualified institutional buyers. The Company is including in this filing as Exhibits 99.1, 99.2 and 99.3 certain new, important and previously non-public information that it plans to disclose to potential purchasers of the notes.

    No assurance can be made that the offering of notes will be completed. The offering of notes is presently expected to be completed by late June 2001.

    The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2001	SCHULER HOMES, INC.
	By:	/s/ THOMAS CONNELLY Name: Thomas Connelly Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number and Page No.	Description of Exhibit	Method of Filing
99.1	Table of home and lot closings and land position (including joint ventures) on a pro forma combined basis as of and for the year ended March 31, 2001.	Filed electronically herewith
99.2	Table showing number of homes closed, average sales price of homes closed and backlog for Schuler Residential, Inc.	Filed electronically herewith
99.3	Table showing number of homes closed, average sales price of homes closed and backlog for Western Pacific.	Filed electronically herewith

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FORM 8-K
SIGNATURES
EXHIBIT INDEX